UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2008
Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA (Address of Principal Executive Offices)	92610 (Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 8, 2008, at the 2008 annual meeting of stockholders (the “2008 Annual Meeting”) of Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), the stockholders of the Company approved the Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Amended and Restated Plan”). The Company’s board of directors had unanimously approved the adoption of the Amended and Restated Plan on March 31, 2008, subject to approval by the Company’s stockholders at the 2008 Annual Meeting. The primary purpose of the Amended and Restated Plan is to increase the number of shares of the Company’s class A common stock that may be issued under the 2007 Incentive Award Plan by 1,500,000 shares to a total of 2,623,181 shares. The Amended and Restated Plan became effective immediately upon stockholder approval.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

10.1	Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 7, 2008)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.
Date: May 8, 2008	/s/ Roland Rapp
Roland G. Rapp
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Amended and Restated Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on April 7, 2008)